As filed with the Securities and Exchange Commission on April 1, 2019

Registration Statement No. 333-218594

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-218594

UNDER THE SECURITIES ACT OF 1933

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KCAP Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5951150
(State or Other Jurisdiction	(IRS Employer
of Incorporation)	Identification No.)

295 MADISON AVENUE, 6TH FLOOR NEW YORK, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

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KCAP Financial, Inc. 2017 Equity Incentive Plan

KCAP Financial, Inc. 2017 Non-Employee Director Plan

(Full titles of the Plans)

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Dayl W. Pearson

KCAP Financial, Inc.

295 Madison Avenue, 6th Floor

New York, NY  10017

(name and address of agent for service)

(212) 455-8300

(Telephone number, including area code, of agent for service)

Copy to:

Steven B. Boehm, Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street, NW, Suite 700

Washington, DC 20001

Telephone: (202) 383-0176

Facsimile: (202) 637-3593

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

EXPLANATORY STATEMENT

DEREGISTRATION OF SECURITIES

KCAP Financial, Inc. (the “Registrant”) previously registered shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), under a registration statement on Form S-8 (the “Registration Statement”) concerning shares of Common Stock issuable or issued under each of the Registrant’s 2017 Equity Incentive Plan and 2017 Non-Employee Director Plan (the “Plans”). The Registrant is no longer issuing securities under the Plans. This Post-Effective Amendment No. 1 is being filed to deregister the remaining unissued shares of Common Stock that were registered for issuance pursuant to the below-referenced Registration Statement in connection with the Plans:

•	Registration Statement on Form S-8 (No. 333-218594) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on June 8, 2017 registering (1) 930,171 shares of Common Stock for issuance under the 2017 Equity Incentive Plan, and (2) 69,000 shares of Common Stock for issuance under the 2017 Non-Employee Director Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of April, 2019.

KCAP FINANCIAL, INC.

By:	/s/ Dayl W. Pearson
Name: Dayl W. Pearson
Title: President and Chief Executive Officer

* * * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Dayl W. Pearson	President, Chief Executive Officer (Principal Executive	April 1, 2019
Dayl W. Pearson	Officer) and Director

/s/ Edward U. Gilpin	Chief Financial Officer, Secretary and Treasurer (Principal	April 1, 2019
Edward U. Gilpin	Financial and Accounting Officer)

*	Director	April 1, 2019
Christopher Lacovara

	Director	April 1, 2019
C. Michael Jacobi

*	Director	April 1, 2019
Dean C. Kehler

*	Director	April 1, 2019
Albert G. Pastino

*	Director	April 1, 2019
C. Turney Stevens

*	Director	April 1, 2019
John A. Ward, III

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* Signed by Dayl W. Pearson pursuant to powers of attorney executed by each individual on June 8, 2017.